UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2026

CARPARTS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4910 Airport Plaza Drive, Suite 300, Long Beach CA 90815
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 - Material Modification to Rights of Security Holders

As previously disclosed, on May 11, 2026, at the 2026 Annual Meeting of Stockholders of CarParts.com, Inc. (the “Company”), the Company’s stockholders approved the implementation of a reverse stock split at a ratio of not less than 1‑for‑5 and not greater than 1‑for‑20 with such reverse stock split to be effected at such time and date, as determined by the Company’s board of directors in its sole discretion (the “Reverse Stock Split”) and a form of certificate of amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split.

On May 11, 2026 the Company’s board of directors approved the implementation of the Reverse Stock Split at a ratio of 1-for-10 and on May 21, 2026, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, which will be effective at 11:59 pm Eastern Time on May 25, 2026. The Company’s shares of common stock, par value $0.001 per share, will begin trading on a split-adjusted basis on the Nasdaq Capital Market commencing upon market open on May 26, 2026. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Certificate of Amendment.

As a result of the Reverse Stock Split, every ten (10) shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one (1) issued and outstanding share of common stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and, except for adjustments resulting from the treatment of fractional shares, will not affect any stockholder’s percentage ownership interests in the Company. The Company will not issue any fractional shares in connection with the Reverse Split. Instead, the number of shares will be rounded up to the next whole number. The Reverse Stock Split will not modify the rights or preferences of the common stock.

Immediately after the Reverse Stock Split becomes effective, there will be approximately 8,057,806 shares of common stock issued and outstanding. The common shares will trade under a new CUSIP number, 14427M206, effective May 26, 2026, and continue to trade under the symbol “PRTS.” All stock options, convertible notes and other securities of the Company outstanding immediately prior to the Reverse Stock Split will be proportionally adjusted, in accordance with their terms.

The Company has appointed its transfer agent, Computershare Limited, to act as exchange agent for the Reverse Stock Split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take further action in connection with the Reverse Stock Split, subject to brokers’ particular processes.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2026	CARPARTS.COM, INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Interim Chief Financial Officer